UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Mass Megawatts Wind Power,Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MASS MEGAWATTS WIND POWER, INC.
95 Prescott Street
Worcester, Massachusetts 01605

April 30, 2012

To the Stockholders of Mass Megawatts Wind Power, Inc.:

Mass Megawatts Wind Power, Inc. (the “Company”) is pleased to send you the enclosed notice of a Special Meeting of Stockholders (the “Meeting”) to be held July 2, 2012 at 9 AM  at Best Western Royal Plaza Hotel 181 Boston Post Road West Marlborough, MA 01752, for the following purposes:

To approve an amendment to our Articles of Incorporation to increase our authorized number of shares of common stock from 18,000,000 to 35,000,000.

Please review the Company’s enclosed Proxy Statement carefully.  If you have any questions regarding this material, please do not hesitate to call me at (508) 751-5432.

Sincerely yours,

/s/ Jonathan Ricker

Chief Executive Officer and President
Mass Megawatts Wind Power, Inc.

IMPORTANT

You are cordially invited to attend the Special Meeting in person. Even if you plan to be present, please mark, sign, date and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States.

MASS MEGAWATTS WIND POWER, INC.
95 Prescott Street
Worcester, Massachusetts 01605
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on July 2, 2012

The Special Meeting of Stockholders (the “Meeting”) of Mass Megawatts Wind Power, Inc. (the “Company”) will be held July 2, 2012 at 9 a.m. (EST) at Best Western Royal Plaza Hotel 181 Boston Post Road West Marlborough, MA 01752, for the following purpose:

To approve an amendment to our Articles of Incorporation to increase our authorized number of shares of common stock from 18,000,000 to 35,000,000.

The Board of Directors has fixed the close of business on May 1, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting and only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting.

For a period of ten (10) days prior to the Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours.  A stockholders list will also be available for inspection at the Meeting.

Stockholders are cordially invited to attend the Meeting in person.  However, please complete and sign the enclosed proxy card and return it promptly to assure your representation at the Meeting.  If you choose, you may still vote in person at the Meeting even though you previously voted by submitting a proxy card, by telephone or internet.

By Order of the Board of Directors,

/s/ Jonathan Ricker
Chairman

Worcester, Massachusetts
April 30, 2012

MASS MEGAWATTS WINDPOWER, INC.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To be held on July 2, 2012

General Information

This Proxy Statement and the accompanying proxy card are furnished to the shareholders of Mass Megawatts Wind Power, Inc., a Massachusetts corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held  July 2, 2012 at 9 AM  at Best Western Royal Plaza Hotel 181 Boston Post Road West Marlborough, MA 01752,and at any adjournments or postponements thereof, for the purposes set forth in the preceding Notice of Special Meeting of Shareholders.

Who Can Vote, Outstanding Securities

The securities of the Company entitled to vote at the Special Meeting consist of shares of Common Stock, no par, are sometimes collectively referred to in this Proxy Statement as the “Common Stock.”  At the close of business on May 1, 2012 (the “Record Date”), there is 16,924,622  shares of Common Stock, outstanding and entitled to vote with no additional shares issued on April 30, 2012 and May 1, 2012.  Please refer to the section entitled “Quorum and Required Vote” for further information on the vote required to approve the proposal to amend the Company’s Restated Articles of Incorporation.

This Proxy Statement and the related proxy card are being mailed on or about May 1, 2012, to the holders of our Common Stock on the Record Date.

How You Can Vote

Shareholders of record on the Record Date are eligible to vote at the Special Meeting using one of the following methods:

●	Voting in Person. To vote in person, you must attend the Special Meeting and follow the procedures for voting announced at the Special Meeting; or

●	Voting by Mail. To vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

Properly executed proxies received in time for the Special Meeting will be voted in the manner directed therein.  If your proxy card is signed and returned without specifying choices, the shares represented by the proxy card will be voted “   FOR   ” the proposal to amend the Company’s Restated Articles of Incorporation.

How You May Revoke or Change Your Vote

If the enclosed proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company’s executive offices at any time before the enclosed proxy card is voted.  Shareholders attending the Special Meeting may revoke their prior proxies and vote in person; however, personal attendance at the Special Meeting without voting or revoking a proxy will not automatically revoke such proxy.  The Company’s executive offices are located at 95 Prescott Street Worcester, MA 01605, and the Company’s mailing address is P.O. Box 60398, Worcester, MA 01606.

Quorum and Required Vote

The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or in person at the Special Meeting.  The inspector of elections will also determine whether or not a quorum is present.  The holders of a majority of the aggregate voting power represented by the shares of  Common Stock, issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting; in addition, the presence, in person or represented by proxy, of a majority of the shares of the  Common Stock entitled to vote at the meeting are also required to act with respect to the amendment to the Company’s Restated Articles of Incorporation.  Shares held by persons attending the Special Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and “broker non-votes” will be counted as present for purposes of determining a quorum.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.

The proposal to amend the Company’s Restated Articles of Incorporation requires the approval  of holders of a majority of the aggregate voting power represented by the shares of  Common Stock, entitled to vote at the Special Meeting.

Abstentions will have the effect of a vote against the proposal to amend the Company’s Restated Articles of Incorporation.      Approval of the proposal to amend the Company’s Restated Articles of Incorporation is a routine matter on which the Company expects that brokers will be entitled to vote without receiving instructions from the beneficial owner of the applicable shares; however, if a broker submits a “non-vote,” it will have the same effect as a vote against this proposal.

As of the Record Date, directors and executive officers of the Company beneficially owned (excluding currently exercisable options) an aggregate of approximately 3,093,677 shares of Common Stock, entitled to vote on the proposal to amend the Company’s Restated Articles of Incorporation.  The Company believes that the directors and executive officers of the Company currently intend to vote their shares in favor of such proposal.

Costs of Solicitation

The Company will pay the cost of solicitation of proxies.  In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, facsimile and other electronic means.  Upon request, the Company will reimburse brokers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Special Meeting to the beneficial owners of our Common Stock.

MATTER TO COME BEFORE THE SPECIAL MEETING

PROPOSAL
APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

The Board of Directors has adopted, subject to stockholder approval, an amendment to our Articles of Incorporation to increase our authorized number of shares of common stock from 18,000,000 to 35,000,000.

Background of Proposal

Under Massachusetts law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Articles of Incorporation. Our Massachusetts Articles of Incorporation currently authorizes the issuance of up to 18,000,000 shares of common stock. In order to ensure sufficient shares of common stock will be available for issuance by the Company, the Board of Directors has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of shares of such common stock authorized for issuance from 18,000,000 to 35,000,000.

Purpose and Effect of the Amendment

The principal purpose of the proposed amendment to our Articles of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

The proposed amendment to our Articles of Incorporation appears as Appendix A to this proxy statement. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the our Articles of Incorporation. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of our capital stock except in connection with our existing equity compensation plans. If approved, this proposal will become effective upon the filing of a Articles of Amendment to the Articles of Incorporation with the Secretary of State of the Commonwealth of Massachusetts containing substantially this amendment, which we would do promptly after the annual meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 1, approving the Amendment to the Articles of Incorporation authorizing additional shares of common stock.

Dissenter's Rights of Appraisal

Under Massachusetts law, our dissenting stockholders are not entitled to dissenter's appraisal rights with respect to the proposed amendments to our articles of organization.

Security Ownership of Directors, Management and Certain Beneficial Owners

As of the date of this information statement there are 16,924,622 shares of the Company's Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote. May 1, 2012 is the record date for determining which of our stockholders are entitled to notice with respect to this information statement and to vote at the special meeting of stockholders.

The following table sets forth information for each person known to be the beneficial owner of more than ten percent of our Common Stock and information as of April 30, 2012 concerning the beneficial ownership of the Company's Common Stock for each of the Company's directors, the Company's Chief Executive Officer and the Company's directors and Chief Executive Officer as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Jonathan Ricker, Chairman,	2,593,677 shares	16.6%
President, Treasurer, Clerk and Director

Richard Barcia, Chief Operating Officer	500,000 shares	3.2%

Michael O’Donnell, ten percent plus shareholder	2,050,000 shares	13.3%

Directors, Officers, and shareholders with	5,143,677 shares	33.1%
ten percent or more ownership as a group

(1)   A beneficial owner includes any person who, directly or indirectly, has the power to vote or direct the voting of the Company's Common Stock or the power to dispose, or to direct the disposition of such stock.

Authorization of Additional Shares of Common Stock

An amendment to the Company's articles of organization increasing our authorized Common Stock to 35,000,000 shares from 18,000,000 shares will enable us to have sufficient shares of Common Stock available for issuance. The principal purpose of the proposed amendment to our Articles of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock

There are no present plans to issue any of the newly authorized shares for any purpose, including financing related activity and/or future acquisitions with the exception of raising some funds from time to time through the issuance of common stock in order to maintain sufficient working capital needed to continue the operations of the Company until sufficient sales can produce the cash for the Company’s maintenance and growth.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, each new issuance will decrease the existing stockholders’ percentage equity ownership and would be dilutive to the existing stockholders unless the issuance is on a pro rata basis to existing shareholders. The Company does not have current plans to issue shares that would not be dilutive on a pro rata basis to the existing shareholders. Examples of a pro rata basis issuance are stock dividends or stock splits.

The newly authorized shares of Common Stock will have the same rights and privileges as the presently authorized shares of our Common Stock. Our Common Stock does not entitle any holder to any dividend or preemption rights.

There can be no assurance as to the amount of consideration the Company would receive from any issuance of additional shares of our Common Stock nor can there be any assurance of what effect, if any, the proposed increase in the authorized shares of our Common Stock and any subsequent issuance will have on the market price of our Common Stock.

Since the number of authorized shares of our Common Stock will be increased to 35,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the proposed increased in the authorized common stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized common stock is to provide the Company's management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As a consequence, the increase in authorized common stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. The Company currently has no such provisions in any of its governing documents.

As summarized below, provisions of the Company's certificate of incorporation and by-laws and applicable provisions of the Massachusetts General Corporation Law may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company's control or in its management.

Miscellaneous

The Company requests brokers, custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the Company's Common Stock and the Company will, upon request, reimburse such holders for their reasonable expenses in connection therewith.

Conclusion

This information statement is intended to provide our stockholders with the information required by the rules and regulations of the Securities Exchange Act of 1934.

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business and other than the one item described above.

By Order of the Board of Directors,

/s/ Jonathan Ricker

Chairman

April 30, 2012

Exhibit A

(Contingent upon shareholder approval )

Form of Articles of Amendment

to the

Restated Articles of Incorporation of Mass Megawatts Wind Power, Inc.

ARTICLE OF AMENDMENT TO THE

RESTATED ARTICLES OF INCORPORATION OF
MASS MEGAWATTS WIND POWER, INC.

Pursuant to the provisions of   Massachusetts Business Corporation Act, Mass  Megawatts Wind Power, Inc., a Massachusetts  corporation (the “Corporation”), adopts the following Article of Amendment to the Restated Articles of Incorporation:

The Restated Articles of Incorporation of the Corporation (Massachusetts General Laws Chapter 156D, Section 10.06; 950 CMR 113.34) are hereby amended by deleting the first paragraph of Article Three thereof in its entirety and replacing in lieu thereof a new first paragraph of Article Three, reading in its entirety as follows:

“ARTICLE THREE”

The total number of shares of all classes of stock which the corporation shall be authorized to issue is 35,000,000 shares of Common with no par.

3.           This amendment has been approved in the manner required by the Commonwealth of Massachusetts and the constituent documents of the Corporation.

4.           These Articles of Amendment to the Restated Articles of Incorporation shall become effective when filed with the Secretary of State of the Commonwealth of Massachusetts.

Mass Megawatts Windpower, Inc., has caused these Articles of Amendment to the Restated Articles of Incorporation to be executed on the day of      , 2012, by its duly authorized officer.

MASS MEGAWATTS WIND POWER, INC.

By:
Jonathan Ricker
Chief Executive Officer

SPECIAL MEETING OF SHAREHOLDERS OF

MASS MEGAWATTS WIND POWER, INC.

July 2, 2012

Please date, sign and mail your proxy card in the envelope provided as soon as possible
Please detach along perforated line and mail in the envelope provided

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE; PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:             ☒

(1)	PROPOSAL TO AMEND THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 18,000,000 TO 35,000,000.

FOR	AGAINST	ABSTAIN

☐	☐	☐

As more particularly described in the Proxy Statement, dated April 30, 2012  relating to such meeting, receipt of which is hereby acknowledged.  The undersigned shareholder also acknowledges receipt of the Notice of Special Meeting of Shareholders.

The Board of Directors Recommends a Vote FOR Proposal 1.

To change the address on your account, please check the box and indicate your new address in the space to the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Shareholder Signature	Date:	Shareholder Signature	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian or in another representative capacity, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by an authorized person.